Exhibit 99.1

U.S. Well Services Enters into Exclusive Electric Turbine Purchase Agreement with
PW Power Systems to Supply New Customer Contracts; Commences Operations on 11th Fleet Under Long-Term Contract

New Electric Frac Units Expected to be Deployed in First Quarter of 2019 Under Newly Awarded Customer Contracts

Houston, TX – October 1, 2018 – U.S. Well Services, LLC (“USWS”), a technology-oriented oilfield service company focused exclusively on hydraulic fracturing services and a market leader in electric-powered fracture stimulation, today announced that it has entered into an agreement with PW Power Systems (“PWPS”), a group company of Mitsubishi Hitachi Power Systems. Under the terms of the agreement, PWPS will provide FT8 MOBILEPAC® 30 megawatt mobile natural gas turbine generators exclusively to USWS as it relates to power generation for hydraulic fracturing. The MOBILEPAC® natural gas turbine package with SWIFTPAC® technology is uniquely designed to provide highly mobile and reliable power generation.

USWS plans to utilize these natural gas-powered mobile turbine generator packages for all of its new build electric fleets. USWS has scheduled its first two new build electric fleets to be deployed for two Exploration & Production (“E&P”) customers during the first quarter of 2019 under recently awarded contracts, the substantial terms of which have been agreed but remain subject to finalizing legal documentation. USWS is also in advanced discussions with a number of other leading E&P companies to provide incremental electric frac fleets.

“We are building momentum as more customers continue to recognize the benefits that our patented electric fleet technology provides through substantial fuel cost savings, and from safer and quieter operations that are less disruptive to neighboring communities. Our two recent customer awards and advancing discussions for additional electric frac fleets continue to support our growth strategy,” said Joel Broussard, Chief Executive Officer of USWS.

Mr. Broussard continued, “The acquisition and exclusive use of the MOBILEPAC® generators will strengthen our competitive advantages and support our ability to capture increasing customer demand for our electric frac fleets. These efficient, compact generators are a key differentiator that will increase power generating capacity, mobility and scalability for our next generation of electric frac fleets while reducing our capital costs. Our partnership with a world-class supplier like PWPS is a validation of our disruptive and efficient technology. We are pleased to partner with PWPS.”

USWS also announced that it has commenced operation of its 11th fleet. The new equipment is working in the South Texas Eagle Ford Shale trend under a long-term contract.

As previously announced, USWS entered into a merger and contribution agreement, dated July 13, 2018, with Matlin & Partners Acquisition Corporation (NASDAQ: MPAC, MPACU, MPACW) (“MPAC”), a publicly traded special purpose acquisition company, whereby USWS will combine with MPAC to become a publicly listed company. Upon the completion of the business combination, which is expected to close in the fourth quarter of 2018, MPAC will be renamed U.S. Well Services, Inc. and is expected to trade on the Nasdaq Capital Market. For more information, please visit http://uswellservices.com/2018/07/business-combination-announcement/

About USWS

U.S. Well Services, LLC provides high-pressure, hydraulic fracturing services in unconventional oil and natural gas basins. Both our conventional (diesel) and Clean Fleet® (electric) hydraulic fracturing fleets are among the most reliable and highest performing fleets in the industry, with the capability to meet the most demanding pressure and pump rate requirements in the industry.

USWS operates in many of the active shale and unconventional oil and natural gas basins of the United States and its clients benefit from the performance and reliability of USWS’ equipment and personnel. Specifically, all of USWS’ fleets operate on a 24-hour basis and have the ability to withstand the high utilization rates that result in more efficient operations.

USWS’ senior management team has extensive industry experience providing pressure pumping services to exploration and production companies across North America.

About MPAC

Matlin & Partners Acquisition Corporation is a special purpose acquisition company incorporated in March 2016 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

MPAC’s strategy is to identify and acquire a business that is misvalued in an industry impacted by market dislocation or regulatory uncertainty, and whose market value and operating results can be positively affected by its management team.

Additional Information About The Business Combination And Where To Find It

MPAC has filed with the Securities and Exchange Commission (the “SEC”) a preliminary proxy statement and intends to file definitive proxy statements in connection with the proposed business combination and other matters and will mail a definitive proxy statement and other relevant documents to its stockholders as of the record date established for voting on the proposed business combination. MPAC's stockholders and other interested persons are advised to read the preliminary proxy statement and any amendments thereto and, once available, the definitive proxy statement, in connection with MPAC's solicitation of proxies for its special meeting of stockholders to be held to approve, among other things, the proposed business combination, because these documents will contain important information about MPAC, USWS and the proposed business combination. MPAC’s stockholders may also obtain a copy of the preliminary or definitive proxy statement, once available, as well as other documents filed with the SEC by MPAC, without charge, at the SEC's website located at www.sec.gov or by directing a request to 520 Madison Avenue, 35th Floor, New York, NY Attention: General Counsel, or by telephone at (212) 651-9500.

Participants in the Solicitation

MPAC and its directors and executive officers, USWS and its directors and executive officers, and other persons may be deemed to be participants in the solicitations of proxies from MPAC's stockholders in respect of the proposed business combination. Information regarding MPAC's and USWS’ directors’ and executive officers’ participation in the proxy solicitation and a description of their direct and indirect interests will be contained in the definitive proxy statement related to the proposed business combination when it becomes available, and which can be obtained free of charge from the sources indicated above.

Forward-Looking Statements

Certain statements contained in this press release, which reflect the current views of USWS with respect to future events, and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. These forward-looking statements include, but are not limited to, statements with respect to the completion of the transactions contemplated by the merger and contribution agreement between USWS and MPAC and the future operating and financial performance, business plans and prospects of the combined company as well as the agreement with PWPS. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Accordingly, forward-looking statements should not be relied upon as representing MPAC's or USWS’ views as of any subsequent date, and neither MPAC nor USWS undertakes any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. There can be no assurance that future developments affecting us will be those that we have anticipated. You should not place undue reliance on these forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond USWS’ or MPAC’s control) or other assumptions that may cause actual events to be materially different from those expressed or implied by these forward-looking statements. Other risks and uncertainties indicated from time to time in the definitive proxy statement to be filed by MPAC in connection with the proposed business combination, including those under "Risk Factors" therein, and other factors identified in MPAC's prior and future filings with the SEC, available at www.sec.gov.

No Offer or Solicitation

This news release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No portion of MPAC's or USWS’ websites is incorporated by reference into or otherwise deemed to be a part of this news release.

Contacts

Meaghan Repko / Aaron Palash / Greg Klassen

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449